Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

BURGERFI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)	N/A	N/A	N/A	N/A

	Equity	Preferred Stock, par value $0.0001 per share	(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)	N/A	N/A	N/A	N/A

	Other	Warrants	(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)	N/A	N/A	N/A	N/A

	Debt	Units (3)	(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)	N/A	N/A	N/A	N/A

	Other	Warrants	(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)	N/A	N/A	N/A	N/A

	Other	Rights	(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)	N/A	N/A	N/A	N/A

	Other	Depositary Shares	(1)	(1)(2)	(1)(2)	(1)(2)	(1)(2)	(1)	N/A	N/A	N/A	N/A

	Other	Debt Securities (4)	(1)	(1)(2)(4)	(1)(2)(4)	(1)(2)(4)	(1)(2)	(1)(4)	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts			N/A	N/A	$100,000,000.00	.0001102	$11,020

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$11,020

(1)

As permitted by General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), the fee table does not specify by each class of securities to be registered information as to the amount to be registered, proposed maximum offering price per share, and proposed maximum aggregate offering price.

(2)

An indeterminate number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder includes an indeterminate amount of our securities as may be issued upon conversion of, or in exchange for, or upon exercise of, debt securities, shares of preferred stock, warrants, units or rights registered under this registration statement.

(3)	Each unit will be issued under a unit agreement and will represent an interest in two or more equity securities, which may or may not be separable from one another.
(4)

If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.